Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 7, 2005, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-123228) and related Prospectus of Spark Networks for the registration of ordinary shares.

Los Angeles, California
January 19, 2006